Exhibit 99.1

GeoVax Announces Addition to its Board of Directors

Nicole Lemerond, CFA, Brings Healthcare Finance Expertise to the GeoVax Board

ATLANTA, GA, September 1, 2022 – GeoVax Labs, Inc. (Nasdaq: GOVX), a biotechnology company developing human vaccines and immunotherapies against infectious diseases and cancer, announced today that it has appointed Nicole Lemerond, CFA, to its Board of Directors.

Nicole Lemerond is a financial executive with over 25 years of experience in investment management, private equity, investment banking, mergers/acquisitions, and leveraged finance. She has significant experience executing complex transactions, managing diligence processes, raising capital and structuring balance sheets. Her breadth of industry expertise includes providers, payors, medical device manufacturers, HCIT providers, pharmaceutical and life sciences companies.

Throughout her career, Ms. Lemerond has worked with public and private company management teams and boards to increase stakeholder value.  She established and led healthcare groups at leading investment firms and has also worked at several large financial institutions, including Lehman Brothers and The Carlyle Group. Ms. Lemerond holds a Bachelor of Science degree from Cornell University and is a CFA charter holder.

David Dodd, GeoVax Chairman and CEO commented, “Ms. Lemerond brings a wealth of experience to GeoVax, and we are very pleased to have Nicole join our Board. Her knowledge and experience in healthcare finance will be a tremendous asset to us as we accelerate GeoVax’s product development portfolio towards regulatory registration and commercialization.”

About GeoVax

GeoVax Labs, Inc. is a clinical-stage biotechnology company developing human vaccines and immunotherapies against infectious diseases and cancer using novel proprietary platforms. GeoVax’s product pipeline includes two ongoing Phase 2 clinical trials of GEO-CM04S1 for COVID-19 as a universal booster vaccine to mRNA vaccines authorized by the U.S. Food and Drug Administration (FDA) and as a primary vaccine for use in immunocompromised patients. In addition to GEO-CM04S1 for COVID-19, GeoVax is developing GEO-CM02 as a pan-coronavirus vaccine. The Company is also conducting a Phase 1/2 clinical trial of Gedeptin® for treatment of head and neck cancer. Gedeptin® has been granted orphan drug status by the FDA. Additional research and development programs include preventive vaccines against Zika Virus, hemorrhagic fever viruses (Ebola, Sudan, Marburg, and Lassa) and malaria, as well as immunotherapies for multiple solid tumors. The Company’s portfolio of wholly owned, co-owned, and in-licensed intellectual property stands at over 70 granted or pending patent applications spread over 20 patent families.

For additional information about GeoVax, visit our website: www.geovax.com.

Forward-Looking Statements

This release contains forward-looking statements regarding GeoVax’s business plans. The words “believe,” “look forward to,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual results may differ materially from those included in these statements due to a variety of factors, including whether: GeoVax is able to obtain acceptable results from ongoing or future clinical trials of its investigational products, GeoVax’s immuno-oncology products and preventative vaccines can provoke the desired responses, and those products or vaccines can be used effectively, GeoVax’s viral vector technology adequately amplifies immune responses to cancer antigens, GeoVax can develop and manufacture its immuno-oncology products and preventative vaccines with the desired characteristics in a timely manner, GeoVax’s immuno-oncology products and preventative vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent targeted infections in humans, GeoVax’s immuno-oncology products and preventative vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, GeoVax will be able to enter into favorable manufacturing and distribution agreements, and other factors, over which GeoVax has no control.

Further information on our risk factors is contained in our periodic reports on Form 10-Q and Form 10-K that we have filed and will file with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

GeoVax Labs, Inc.

investor@geovax.com

678-384-7220

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